Exhibit 10(iii)

                      EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT, made this 5th day of November, 1984, by and between JERSEY SHORE STATE BANK, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, with its principal place of business being situate in the Borough of Jersey Shore, County of Lycoming and Commonwealth of Pennsylvania, (hereinafter referred to as "BANK").

                             A N D

HUBERT A. VALENCIK, of the Borough of Jersey Shore, County of
Lycoming and Commonwealth of Pennsylvania, (hereinafter referred to as "EMPLOYEE").

                      W I T N E S S E T H:

WHEREAS, Bank desires to employ EMPLOYEE for the rendition of services to BANK; and

     WHEREAS, EMPLOYEE is desirous of accepting said employment for the rendition of said banking services.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

     1.  Employment.

BANK employs EMPLOYEE and EMPLOYEE accepts employment upon the terms and conditions as hereinafter set forth.

     2.  Term.

     The term of this agreement shall be for a period of five
(5) years, commencing on the 29th day of October, 1984.

     3.  Compensation.

     (a)  BANK agrees to pay EMPLOYEE a salary of Thirty Six
Thousand and 00/100 Dollars ($36,000.00) per year, payable in equal monthly installments, or as BANK and EMPLOYEE mutually agree otherwise.

     (b)  BANK agrees to grant EMPLOYEE an additional Two
Thousand and 00/1000 Dollars ($2,000.00) increase, per annum, on or before the 90th day after EMPLOYEE commences employment under this contract.

     (c) During January of 1985 and during each January thereafter BANK will conduct an annual review of EMPLOYEE in accordance with BANK's personnel manual for the purpose of determining the amount of increase in compensation to be paid to EMPLOYEE for the ensuring year.

     4.  Duties.

     BANK shall describe and set forth to EMPLOYEE the duties that said EMPLOYEE is to render to BANK. EMPLOYEE agrees to serve in the capacity, or capacities, as described by BANK, at its discretion.

     5.  Benefits.

     (a) BANK agrees to provide EMPLOYEE with all of the benefits, insurance, vacation, etc., as heretofore set forth in the Employee Handbook, which is marked Exhibit "A," attached hereto, and incorporated by reference.

     (b) Additional benefits to EMPLOYEE will be set forth under Exhibit "B," attached hereto, made a part hereto and incorporated by reference.

     6.  Termination.

     This Employment Agreement shall automatically renew at the end of the term as hereinabove set forth unless either party gives written notice to the other of its intent not to renew the contract at least thirty (30) days prior to the end of the term.

     7.  Binding Effect.

     This agreement contains the entire understanding between BANK and EMPLOYEE. It shall not be changed or terminated orally. All the terms and conditions of this agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns and assignees of BANK and EMPLOYEE. This agreement shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

     8.  Counterparts.

     This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.  Severability.

     Should any part, term or provision of this agreement be decided by the courts to be illegal or in conflict with any applicable law, the validity of the remaining portions or provisions shall not be affected thereby.

     10.  Waiver.

     Any waiver by either party of any performance due hereunder from the other party shall not constitute a waiver of any prior, subsequent or different performance. Neither party shall be deemed to have waived any performance due hereunder from the other party unless such waiver be expressly stated in writing and executed by the waiving party.

     11.  Captions.

     The captions or paragraph headings set forth herein are for convenience only and do not constitute a part of this agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

                              BANK:

                              JERSEY SHORE STATE BANK


                              /s/ Theodore H. Reich


                              EMPLOYEE:


                              /s/ Hubert A. Valencik



                 ADDITIONAL BENEFITS TO EMPLOYEE
                UNDER PARAGRAPH 5(b) OF AGREEMENT

          (1) EMPLOYEE will be granted ten (10) days paid vacation during calendar year 1984;

          (2) During calendar year 1985 and thereafter EMPLOYEE will be granted at least three (3) weeks paid vacation per year;

          (3) BANK will pay for an individual golf membership for EMPLOYEE and a social membership for EMPLOYEE'S family at the Clinton County Club or a comparable alternate chosen by EMPLOYEE;

          (4) BANK will provide EMPLOYEE with a company car to be used by EMPLOYEE for purposes related to the BANK'S business.
All expenses related to said car will be paid by BANK;

          (5) If at any time during the term of this contract or any extension or renewal hereby BANK terminates or fails to extend or renew the contract with EMPLOYEE, BANK shall at the time of termination pay to EMPLOYEE six times the total monthly compensation then being received by EMPLOYEE.